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                                                                   EXHIBIT 23(A)


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Timken Company Savings Plan for Torrington Bargaining Associates of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of The Timken Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




                                                /s/ ERNST & YOUNG LLP

                                                ERNST & YOUNG LLP



Canton, Ohio
March 10, 2003